EXHIBIT C
LETTER OF TRANSMITTAL
Regarding
Interests
in
BLUE ROCK MARKET NEUTRAL FUND, LLC
Tendered Pursuant to the Offer to Purchase
Dated September 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON OCTOBER 27, 2011, UNLESS THE OFFER IS EXTENDED.
Complete This Letter Of Transmittal And Return Or Deliver To:
JD Clark & Company
2225 Washington Blvd.,
Suite 300
Ogden, UT 84401
Attn: Chad Allen, Tender Offer Administrator
For additional information:
Phone: (801) 866-0520
Fax: (801) 737-8080

Blue Rock Market Neutral Fund, LLC
Ladies and Gentlemen:
          The undersigned hereby tenders to Blue Rock Market Neutral Fund, LLC (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund (“Interest” or “Interests” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated September 29, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
          The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
          The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.
          A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund.
          The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of December 31, 2011 or, if the Offer is extended, approximately 65 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2012, the Fund’s fiscal year end, and will be paid promptly thereafter.

Blue Rock Market Neutral Fund, LLC
          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.
PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
JD Clark & Company, 2225 Washington Blvd., Suite 300, Ogden, UT 84401, Attn: Chad Allen, Tender Offer Administrator.
For additional information: Phone: (801) 866-0520 Fax: (801) 737-8080.
PART 1. NAME AND ADDRESS:

Name of Member:

Social Security No. or Taxpayer
Identification No.:

Telephone Number:	( )
PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND BEING TENDERED:
☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than: $500,000, or such other amount as is determined by the Board of Managers, must be maintained in the Fund (the “Required Minimum Balance”).)
$ _______________

☐	Portion of limited liability company interest in excess of the Required Minimum Balance.

*	The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

Blue Rock Market Neutral Fund, LLC
PART 3. PAYMENT.
     Cash Payment
     Cash Payments shall be wire transferred to the following account:
______________________________________________
Name of Bank
______________________________________________
Address of Bank
______________________________________________
ABA Number
______________________________________________
Account Number
______________________________________________
Name Under Which Account Is Held
     Promissory Note
The promissory note reflecting both the initial and contingent payment portion of the purchase price, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

Blue Rock Market Neutral Fund, LLC
PART 4. SIGNATURE(S).

For Individual Investors	For Other Investors:
and Joint Tenants:

Signature	Print Name of Investor
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name of Investor	Signature
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date: